CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 50 to the registration statement on Form N-1A (File No. 33-17486) (“Registration Statement”) of our reports dated as detailed below, relating to the financial statements and financial highlights appearing in the December 31, 2013 Annual Reports of the funds detailed below which compose the Putnam Variable Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Auditor and Financial Statements" in such Registration Statement.

Fund	Report Date

Putnam VT Absolute Return 500 Fund	February 13, 2014

Putnam VT American Government Income Fund	February 13, 2014

Putnam VT Capital Opportunities Fund	February 12, 2014

Putnam VT Diversified Income Fund	February 13, 2014

Putnam VT Equity Income Fund	February 11, 2014

Putnam VT George Putnam Balanced Fund	February 11, 2014

Putnam VT Global Asset Allocation Fund	February 13, 2014

Putnam VT Global Equity Fund	February 10, 2014

Putnam VT Global Health Care Fund	February 12, 2014

Putnam VT Global Utilities Fund	February 11, 2014

Putnam VT Growth and Income Fund	February 10, 2014

Putnam VT Growth Opportunities Fund	February 12, 2014

Putnam VT High Yield Fund	February 10, 2014

Putnam VT Income Fund	February 13, 2014

Putnam VT International Equity Fund	February 10, 2014

Putnam VT International Growth Fund	February 12, 2014

Putnam VT International Value Fund	February 10, 2014

Putnam VT Investors Fund	February 10, 2014

Putnam VT Money Market Fund	February 10, 2014

Putnam VT Multi-Cap Growth Fund	February 10, 2014

Putnam VT Multi-Cap Value Fund	February 12, 2014

Putnam VT Research Fund	February 11, 2014

Putnam VT Small Cap Value Fund	February 10, 2014

Putnam VT Voyager Fund	February 10, 2014

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 23, 2014